Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kellogg Company Pringles Savings and Investment Plan

Battle Creek, MI

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-189638) of Kellogg Company of our report dated June 23, 2016, relating to the financial statements and supplemental schedules of Kellogg Company Pringles Savings & Investment Plan which appears in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

BDO USA, LLP

Grand Rapids, Michigan

June 23, 2016